UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 29, 2008

IDENTIPHI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

13809 Research Blvd, Suite 275

Austin, Texas 78750

(Address of principal executive offices)

(512) 492-6220

(Registrant’s telephone number, including area code)

(Registrant’s former name and former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “IdentiPHI” refer to IdentiPHI, Inc., a Delaware corporation.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 29, 2008, Peter A. Gilbert informed us of his intent to resign from his position of Senior Vice President of OEM Solutions of IdentiPHI. Mr. Gilbert informed us that he is leaving in order to focus all of his efforts as chief executive officer of Key Ovation, LLC. Both Key Ovation and Mr. Gilbert will continue to be major shareholders of IdentiPHI.

Mr. Gilbert was the founder of IdentiPHI, LLC and has agreed to remain available for support and consultation for the company during our transition. OEM Solutions remain an important part of our business strategy and Mr. Gilbert’s responsibilities related to these efforts will be transitioned internally.

Mr. Gilbert’s resignation will be effective January 9, 2009 and we wish him the best of luck in his future endeavors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIPHI, INC.

Dated: January 5, 2009	By:	/s/ Jeffrey T. Dick
Jeffrey T. Dick Chief Financial Officer

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